U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 15, 2003



                        STREICHER MOBILE FUELING, INC.
            (Exact name of registrant as specified in its charter)



                                   Florida
                (State or other jurisdiction of incorporation)



                  000-21825                          65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



            Streicher Mobile Fueling, Inc.
            800 W. Cypress Creek Rd., Suite 580
            Fort Lauderdale, Florida                   33309
            (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code             (954) 308-4200

ITEM 5.  OTHER EVENTS

Sherrill W. Hudson, a director of Streicher Mobile Fueling, Inc. (the "Company"), resigned from the Company's Board of Directors effective January 15, 2003. Mr. Hudson was elected to the Board of Directors at the Company's most recent annual meeting of stockholders held on November 21, 2002, and was appointed Chairman of the Company's Audit Committee on that date. As indicated in Mr. Hudson's resignation letter, a copy of which is attached hereto as Exhibit 99, Mr. Hudson is unable to serve on the Company's Board of Directors because of previously disclosed potential engagements to serve on the board of directors of two, possibly three, other, larger public companies which materialized more rapidly than he had originally anticipated when he accepted the position with the Company in November. The Board of Directors has appointed Wendell R. Beard to the Audit Committee and named Larry S. Mulkey as Chairman of the Audit Committee to replace Mr. Hudson.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)      None

   (b)      None

   (c)      Exhibits

            99    Letter from Sherrill W. Hudson dated January 10, 2003.



Date:  January 17, 2003                   STREICHER MOBILE FUELING, INC.


                                          By: /s/Richard E. Gathright
                                              ---------------------------------
                                              Richard E. Gathright, President